                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                   8911 CAPITAL OF TEXAS HIGHWAY, SUITE 3350
                              AUSTIN, TEXAS 78759
                 TELEPHONE 512-338-5400  FACSIMILE 512-338-5499
                                  WWW.WSGR.COM


                October 25, 1999


Mission Critical Software, Inc.
13939 Northwest Freeway
Houston, Texas 77040

  RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

  We have examined the the Registration Statement on Form S-1 (File No. 333-
      ) to be filed by you with the Securities and Exchange Commission on October 25, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Mission Critical Software, Inc.(the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with such sale and issuance of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                  Very truly yours,

                  WILSON SONSINI GOODRICH & ROSATI
                  Professional Corporation

                  /s/ Wilson Sonsini Goodrich & Rosati